EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: W. Douglas Benn
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2016

Calabasas Hills, CA – April 27, 2016 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2016, which ended on March 29, 2016.

Total revenues were $553.7 million in the first quarter of fiscal 2016 as compared to $518.0 million in the prior year first quarter.  Net income and diluted net income per share were $34.0 million and $0.68, respectively, in the first quarter of fiscal 2016.

Operating Results

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.7% in the first quarter of fiscal 2016.

“We effectively kicked off 2016 with another quarter of positive comparable sales, our 25th in a row.  Consistent and predictable performance is a hallmark of The Cheesecake Factory and is representative of the highly differentiated guest experience our operations team delivers every day.  Our share of wallet continues to increase as we delivered dependable competitive performance and again outpaced the casual dining industry,” said David Overton, Chairman and Chief Executive Officer.

“Operational excellence and the sustained demand for our brand, as illustrated by our recent recognition as the No. 1 casual dining concept in Nation’s Restaurant News’ Consumer Picks Survey, both contributed to our strong start to the year.  With solid overall sales growth and effective management of our expenses throughout the income statement, we captured measurable gains in operating margins and earnings per share.  Our returns-focused growth demonstrates our commitment to increase shareholder value,” concluded Overton.

Development

The Company continues to expect to open as many as eight Company-owned restaurants domestically in fiscal 2016.  The first Company-owned restaurant opened in Albuquerque, New Mexico in February and the next location is expected to open in the second quarter of this year.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Internationally, the Company is still expecting as many as four to five restaurants to open under licensing agreements in fiscal 2016.  This includes the first The Cheesecake Factory in China, which is scheduled to open mid year in Disneytown, part of the Shanghai Disney resort.

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share on the Company’s common stock.  The dividend is payable on May 24, 2016 to shareholders of record at the close of business on May 11, 2016.

During the first quarter of fiscal 2016, the Company repurchased 1.0 million shares of its common stock at a cost of $50.0 million. The Company continues to expect that it will return its free cash flow to shareholders in fiscal 2016 in the form of dividends and share repurchases.

Conference Call and Webcast

The Company will hold a conference call to review its results for the first quarter of fiscal 2016 today at 2:00 p.m. Pacific Time.  The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through May 26, 2016.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 201 full-service, casual dining restaurants throughout the U.S.A. and Puerto Rico, including 188 restaurants under The Cheesecake Factory® mark; 12 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, 11 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2016, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the third consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 3, 2016 ©2016 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: the Company’s ability to deliver consistent and dependable comparable sales results over a sustained period of time; the Company’s ability to continue to deliver increases in guest traffic; the strength of the Company’s brand; the Company’s ability to provide a differentiated experience to guests; the Company’s ability to outperform the casual dining industry and increase its market share; the Company’s ability to leverage sales increases and manage flow through; the Company’s ability to increase margins; the Company’s ability to grow earnings; the Company’s ability to remain relevant to consumers; the Company’s ability to increase shareholder value; the Company’s ability to expand its concepts domestically and work with its licensees to expand its concept internationally; the Company’s ability to utilize its capital effectively and continue to repurchase its shares; factors outside of the Company’s control that impact consumer confidence and spending; current and future macroeconomic conditions; acceptance and success of The Cheesecake Factory in international markets; changes in unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated and Subsidiaries

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
Consolidated Statements of Operations	March 29, 2016		March 31, 2015
	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$553,693	100.0%	$517,973	100.0%
Costs and expenses:
Cost of sales	130,773	23.6%	126,612	24.4%
Labor expenses	185,658	33.5%	171,169	33.0%
Other operating costs and expenses	129,557	23.4%	123,435	23.8%
General and administrative expenses	35,337	6.4%	33,075	6.4%
Depreciation and amortization expenses	21,464	3.9%	21,177	4.1%
Preopening costs	2,310	0.4%	1,451	0.4%
Total costs and expenses	505,099	91.2%	476,919	92.1%
Income from operations	48,594	8.8%	41,054	7.9%
Interest and other (expense)/income, net	(2,304)	(0.4)%	(1,895)	(0.3)%
Income before income taxes	46,290	8.4%	39,159	7.6%
Income tax provision	12,336	2.3%	10,736	2.1%
Net income	$33,954	6.1%	$28,423	5.5%

Basic net income per share	$0.70		$0.58
Basic weighted average shares outstanding	48,518		49,225

Diluted net income per share	$0.68		$0.56
Diluted weighted average shares outstanding	50,037		51,102

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$506,316		$472,817
Other	47,377		45,156
	$553,693		$517,973

Income from operations:
The Cheesecake Factory restaurants	$74,292		$66,701
Other	6,912		6,063
Corporate	(32,610)		(31,710)
	$48,594		$41,054

Selected Consolidated Balance Sheet Information	March 29, 2016	December 29, 2015
Cash and cash equivalents	$53,922	$43,854
Total assets	1,192,651	1,233,346
Total liabilities	607,091	644,807
Stockholders’ equity	585,560	588,539

	13 Weeks Ended	13 Weeks Ended
The Cheesecake Factory Supplemental Information	March 29, 2016	March 31, 2015
Comparable restaurant sales	1.7%	4.2%
Restaurants opened during period	1	-
Restaurants open at period-end	188	177
Restaurant operating weeks	2,436	2,301

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100